                                                                      Exhibit 99

                         DESCRIPTION OF CAPITAL STOCK

General

     The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $1.00 per share, and 20,000,000 shares of Class A Preferred Stock, without par value. The following description of the capital stock of the Company is a summary, and as such, it does not purport to be complete and is subject, and qualified in its entirety by reference to, the more complete descriptions contained in (i) the Articles of Incorporation of the Company, as amended (the "Articles"), the Bylaws of the Company, as amended (the "Bylaws"), and the Rights Agreement, effective March 21, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), copies of each of which are incorporated by reference as exhibits to this Current Report, and (ii) the certificate of designation relating to each series of Preferred Stock.

Common Stock

     Dividends. Subject to the rights and preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive dividends, when, if and as declared by the Board of Directors of the Company, out of funds legally available therefor.

     Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by shareholders, except that shareholders are entitled to cumulate their votes in the election of directors. Under cumulative voting, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected and to cast the whole number of votes so determined for one nominee or to distribute them among different nominees. The Bylaws require shareholders desiring to nominate persons for election as a director to give advance notice of such nominations to the Company.

     Other than in the election of directors, whenever any corporate action is to be taken by vote of the shareholders of the Company, it will be decided by the vote of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast. The Articles and Bylaws require, however, the approval by the holders of at least 80% of the votes which all shareholders of the Company would be entitled to cast at an annual election of directors, voting together as a single class, for the removal of any director, class of directors or the entire Board of Directors (subject to nonremoval if sufficient votes are cast against removal) or for any change to any provision of the Articles or Bylaws providing for the number of directors, the classification of directors or the filling of vacancies on the Board of Directors, unless any such change is unanimously approved by the Board of Directors of the Company. In addition, the Bylaws of the Company may be amended only by a vote of two-thirds of the Board of Directors then in office, subject to the power of the shareholders to change such action.

     The Bylaws provide for the Board of Directors to be divided into three classes of directors, each class as nearly equal in number as possible, with one class being elected each year for a three-year term. The classification of the Board helps to ensure continuity and stability of corporate leadership and policy; however, it also has the effect of making it more difficult for a person to acquire control of the Company because at least two annual meetings are necessary to effect a change in a majority of the Company's directors. Further, while cumulative voting enables minority shareholders to gain representation on the Board, the existence of a classified Board increases the number of shares required to elect at least one director.

     Other Information. The Common Stock does not carry preemptive rights, is not redeemable, does not have any conversion rights, is not subject to further calls and is not subject to any sinking fund provisions. The shares of Common Stock currently outstanding are freely alienable, fully paid and nonassessable. Except in certain circumstances as discussed below under "Certain Provisions Affecting Control of the Company," the Common Stock is not subject to discriminatory provisions based on ownership thresholds.

     Liquidation. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after the payment of the liabilities and the liquidation preferences of any outstanding Preferred Stock.


Class A Preferred Stock

     The Class A Preferred Stock, other than Series One Preferred Stock and ESOP Preferred Stock as discussed below, is issuable in one or more series, and will have the dividend, conversion, redemption, voting and liquidation rights set forth in the resolution of the Board of Directors establishing any such series. Such terms may include: (i) the title of the series, and the number of shares in the series offered; (ii) the price at which such Preferred Stock will be issued;
(iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; (vi) the voting rights, if any, of such series; (vii) the liquidation preference of such series; and (viii) any additional dividend, liquidation, redemption, sinking fund and other special or relative rights, preferences, qualifications, privileges, limitations, options and restrictions of such series. The Class A Preferred Stock is available for possible future financing and acquisition transactions, to pay stock dividends or make distributions, to fund employee benefit plans and for other general corporate purposes. Under certain circumstances, the Class A Preferred Stock could be used to create voting impediments for persons seeking to gain control of the Company.

     The Preferred Stock will be preferred over the Common Stock (but may be subordinated as to the other series of Preferred Stock) as to the payment of dividends and as to assets available for distribution in the event of a liquidation of the Company.

     Other Information. Unless otherwise provided in a resolution of the Board of Directors establishing a series of Preferred Stock, the Preferred Stock will not carry any preemptive rights, will not be, upon issuance, subject to further calls and will not be, upon issuance, subject to any sinking fund provisions. The Preferred Stock will be, when issued, fully paid and nonassessable. Unless otherwise provided in the a resolution of the Board of Directors establishing a series of Preferred Stock, and except in certain circumstances as discussed below under "Certain Provisions Affecting Control of the Company," the Preferred Stock will not be, upon issuance, subject to discriminatory provisions based on ownership thresholds.

Series One Preferred Stock and Preferred Stock Purchase Rights

     Preferred Stock Purchase Rights. The Series One Preferred Stock, which is a series of Class A Preferred Stock, is issuable pursuant to the exercise of rights to purchase Series One Preferred Stock ("Rights"). On March 21, 1996, the Board of Directors of the Company paid a distribution of one Right for each outstanding share of Common Stock of the Company to shareholders of record on January 19, 1996, and with respect to each share of Common Stock that may be issued by the Company prior to the date on which the Rights first become exercisable (or the earlier redemption or expiration of the Rights), subject to adjustment in certain events. In general, the Rights become exercisable ten days after a person or group either acquires beneficial ownership of shares representing 20% or more of the voting power of the Company or announces a tender or exchange offer that would result in such person or group beneficially owning shares representing 28% or more of the voting power of the Company. When the Rights become exercisable, each Right entitles its holder (other than such 20% shareholder or tender or exchange offeror) to buy one one-hundredth of a newly issued share of Series One Preferred Stock at a purchase price of $300, subject to adjustment. If, after the Rights become exercisable, any person or group becomes the beneficial owner of 28% or more of the voting power of the Company or if the Company is the surviving corporation in a merger with a person or group that owns 20% or more of the voting power of the Company, then each owner of a Right (other than such 20% or 28% shareholder) will be entitled to purchase shares of Armstrong's Common Stock having a value equal to twice the exercise price of the Right. In addition, if, after the Rights become exercisable, the Company is a party to a merger and is not the surviving company or 50% or more of the Company's assets or earnings power are sold in a single or series of related transactions, then each owner of a Right will be entitled to purchase shares of the acquiring person having a value equal to twice the exercise price of the Right. Until the Rights first become exercisable, the Rights attach to and trade with shares of the Company's Common Stock.
Generally, the Rights are redeemable at the option of the Company for $.05 per Right at any time prior to the tenth day following a public announcement that a person or group has acquired beneficial ownership of 20% or more of the voting power of the Company. The Rights expire by their terms on March 21, 2006, unless earlier redeemed.

     The terms of the Rights are set forth in the Rights Agreement which has been filed with the SEC as an Exhibit to a Registration Statement on Form 8-A/A filed on March 15, 1996, and is incorporated herein by reference.

     Dividends. Subject to the rights and preferences of the holders of any other series of Class A Preferred Stock, the holders of Series One Preferred Stock are entitled to receive cumulative, quarterly dividends, without interest, when and as declared by the Board of Directors of the Company, out of funds legally available therefor, in preference to the holders of Common Stock and in an amount per share equal to the greater of $36.00 or 100 times, as adjusted, the aggregate per share amount of all cash and non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock, paid on the Common Stock in the immediately preceding quarter.

     Conversion Rights. In the event the Company enters into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then the Series One Preferred Stock will be at the same time, similarly exchanged for or converted into an amount per share equal to 100 times, as adjusted, the aggregate amount for or into which the Common Stock is exchanged or converted.

     Voting Rights. Holders of Series One Preferred Stock have no voting rights except as may be provided by law.

     Redemption. The Series One Preferred Stock may be redeemed at the option of the Board of Directors of the Company, as a whole, but not in part, at any time, at a cash price per share equal to 100 times, as adjusted, the average market value, as defined, of the Common Stock, plus all accrued but unpaid dividends. The Company is not entitled, however, to purchase or otherwise acquire shares of the Series One Preferred Stock if the quarterly dividend in respect thereof is accrued and has not been paid or declared and a sum sufficient for the payment thereof set apart unless all shares of such stock at the time outstanding are purchased or otherwise acquired.

     Liquidation. Subject to the rights and preferences of the holders of any other series of Class A Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series One Preferred Stock are entitled to $100 per share, plus all accrued and unpaid dividends, plus an amount equal to the holder's pro rata share of assets that would be available for distribution after payment of all liabilities, liquidation preferences and distributions on the Common Stock, if any, as determined according to a formula and subject to adjustment in certain events. The amount payable to the holders of Series One Preferred Stock as so determined is prior to any payment or distribution to the holders of Common Stock.

     Other Information. The Series One Preferred Stock does not carry any preemptive rights, will not be subject, upon issuance, to any sinking fund provisions and will not be subject, upon issuance, to any further calls. Upon issuance, the shares of the Series One Preferred Stock will be freely alienable, fully paid and nonassessable. Except in certain circumstances as discussed below under "Certain Provisions Affecting Control of the Company," the Series One Preferred Stock will be, upon issuance, freely alienable and not subject to discriminatory provisions based on ownership thresholds.

ESOP Preferred Stock

     In 1989, the Board of Directors of the Company established a series of Class A Preferred Stock, without par value, designated as Series A ESOP Convertible Preferred Stock (the "ESOP

Preferred Stock"), in connection with the adoption of the Company's Employee Stock Ownership Plan (the "Plan"). The ESOP Preferred Stock has been called for redemption on August 1, 1996, and it is expected that the ESOP trustee, who is the sole holder of the ESOP Preferred Stock, will convert all the ESOP Preferred Stock outstanding into Common Stock on or prior to the date of redemption, all in accordance with the terms of the ESOP Preferred Stock as described below.

     Dividends. Subject to the rights and preferences of the holders of any other series of Class A Preferred Stock, the holders of ESOP Preferred Stock are entitled to receive cumulative (without interest), semi-annual (in arrears), cash dividends, if, when and as declared by the Board of Directors of the Company, out of funds legally available therefor, in an amount equal to $3.462 per share ("ESOP Preferred Dividends"). ESOP Preferred Dividends on outstanding shares of ESOP Preferred Stock will accrue on a daily basis whether or not the Company may legally declare and pay a dividend at the time. Such dividend rights rank prior to the dividend rights of the holders of the Series One Preferred Stock.

     Conversion. A holder of shares of ESOP Preferred Stock is entitled, at any time, to cause any or all shares of ESOP Preferred Stock to be converted into shares of Common Stock at a conversion ratio of one share of Common Stock for each one share of ESOP Preferred Stock, as adjusted. Whenever the Company issues shares of Common Stock upon conversion of shares of the ESOP Preferred Stock, the Company will also issue Rights to purchase Series One Preferred Stock in accordance with the terms of the Rights Agreement (see "Description Of Capital Stock--Series One Preferred Stock and Preferred Stock Purchase Rights") or any rights issued to holders of the Common Stock in addition to or in replacement therefore, but only if such rights are issued and outstanding and held by other holders of Common Stock and such rights have not expired or been redeemed or exchanged. In the event any shares of the ESOP Preferred Stock are transferred to any party other than the trustee of the Plan, such shares are similarly and automatically converted into shares of Common Stock. The Company is required at all times to reserve and keep available out of its authorized and unissued Common Stock the number of shares issuable upon conversion of all shares of ESOP Preferred Stock then outstanding. See also "ESOP Preferred Stock--Fundamental Transactions."

     Redemption. The ESOP Preferred Stock may be redeemed at the option of the Board of Directors of the Company, in whole or in part (either pro rata to each holder or chosen by lot as may be determined by the Board of Directors of the Company), by giving to the holder thereof not less than 20 days' nor more than 60 days' prior written notice of such redemption (setting forth certain specified information) at the following redemption prices per share:

     12-Month Period
     Beginning June 15      Redemption Price
     -----------------      ----------------
          1995                   $49.13
          1996                   $48.79
          1997                   $48.44
          1998                   $48.10

and thereafter at $47.75 per share plus, in each case, accrued but unpaid dividends.

     The Company may redeem any or all of the ESOP Preferred Stock at a redemption price of $47.75 per share, plus accrued but unpaid dividends if, at any time (i) dividends on the ESOP Preferred Stock are no longer tax deductible,
(ii) the Internal Revenue Service (the "IRS") determines that the Plan is not a qualified plan, (iii) the interest income exclusion for Plan lenders is reduced below 50%, (iv) the Company determines in good faith that the ESOP Preferred Stock does not comply with the one-share one-vote rule of Rule 19(c)-4 of the SEC, or (v) the Company terminates the Plan or future contributions to the Plan.

     There is no restriction on the repurchase or redemption of ESOP Preferred Stock while there is any arrearage in the payment of dividends. The ESOP Preferred Stock is redeemable at the option of the Trustee, who is the holder thereof, when and to the extent necessary to provide for (i) any distribution required to be made under the Plan, or (ii) payment on the indebtedness of the Plan, but only to remedy or prevent a default thereunder, at a redemption price of $47.75 per share, plus accrued but unpaid dividends. See also "ESOP Preferred Stock--Fundamental Transactions."

     Voting Rights. The holders of ESOP Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the Common Stock on an as-if-converted basis. See "Common Stock--Voting Rights" for a description of voting rights with respect to Common Stock and this ESOP Preferred Stock on an as-if-converted basis.

     The affirmative vote of holders of a majority of the ESOP Preferred Stock, voting as a series, is required for (i) any amendment to the Articles that would
(a) change adversely the preferences, qualifications, limitations or special or relative rights of the ESOP Preferred Stock, (b) authorize a new class or series of shares senior to the ESOP Preferred Stock as to dividends or assets, or (c) increase the number of authorized shares of any class or series senior to the ESOP Preferred Stock as to dividends or assets, and (ii) any merger, consolidation, division or share exchange, or sale, lease or exchange of all or substantially all of the assets of the Company, which would effectively result in a change in the Articles in any of the foregoing manners.

     Liquidation. Subject to the rights and preferences of the holders of any other series of Class A Preferred Stock, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of ESOP Preferred Stock are entitled to $47.75 per share, plus all accrued and unpaid dividends thereon. The amount payable to the holders of ESOP Preferred Stock as so determined is prior to any payment or distribution to the holders of Series One Preferred Stock and the Common Stock.

     Fundamental Transactions. In the event the Company consummates a consolidation, merger or similar transaction, however named, in which the Common Stock of the Company is exchanged, changed, reclassified or converted by operation of law into stock or securities of any successor or resulting company that constitutes qualifying employer securities for purposes of the Internal Revenue Code, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or their successors ("qualifying employer securities"), the shares of ESOP Preferred

Stock will be assumed by and shall become preferred stock of such successor or resulting company with the same preferences. voting rights, qualifications, privileges, limitations, options, conversion or other special rights which the ESOP Preferred Stock had immediately prior to the transaction.

     In the event the Company consummates a consolidation, merger or similar transaction, however named, in which the Common Stock of the Company is exchanged, changed, reclassified or converted by operation of law into cash, property or stock or securities of any successor or resulting company that does not constitute qualifying employer securities, holders of ESOP Preferred Stock have the right to elect to have their ESOP Preferred Stock converted into the stock, securities, cash or property in the transaction or to have the Company redeem their ESOP Preferred Stock at a redemption price of $47.75 per share, plus all accrued and unpaid dividends.

     Other Information. The ESOP Preferred Stock does not carry any preemptive rights, is not subject, or upon issuance, will not be subject, to further calls and is not subject, or upon issuance, will not be subject to any sinking fund provisions. The issued and outstanding shares of the ESOP Preferred Stock are, and the authorized but unissued shares of the ESOP Preferred Stock upon issuance will be, fully paid and nonassessable. Except in certain circumstances as discussed above in this section and below under "Certain Provisions Acting Control of the Company," the ESOP Preferred Stock is not subject to discriminatory provisions based on ownership thresholds.

Certain Provisions Affecting Control of the Company

     General. Certain provisions of the Company's Articles, Bylaws and the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") operate with respect to extraordinary corporate transactions, such as mergers, reorganizations, tender offers, sales or transfers of substantially all of the Company's assets or the liquidation of the Company, and could have the effect of delaying or making more difficult a change in control of the Company in certain circumstances.

     Certain Provisions of the Articles. The Articles provide that a Business Combination (as defined below) with an Interested Shareholder (as defined below) requires the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders, other than the Interested Shareholder, would be entitled to cast at an annual election of directors, voting together as a single class, unless the transaction is approved by a majority of the Disinterested Directors (as defined below) or the transaction meets certain fair price and procedural requirements. An "Interested Shareholder" is, with certain exceptions, any person, or his assignee or successor (not including Armstrong or an affiliate of Armstrong), who is (or was within the previous two years) the beneficial owner of more than ten percent of the voting power of the outstanding voting stock, together with such person's affiliates and associates. A "Business Combination" includes, among other transactions, the following: (i) the merger or consolidation of the Company with the Interested Shareholder, (ii) the sale of all or substantially all of the assets of the Company to the Interested Shareholder or its affiliates or associates; (iii) the issuance of securities of the Company to an Interested Shareholder having a value equal to greater than ten percent of the assets of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of the Interested Shareholder, or (v) any reclassification or recapitalization of securities which effectively increases the proportional equity share of the Interested Shareholder. The term "Disinterested Director" means a director who is neither affiliated with nor a representative of an Interested Shareholder and
(i) was a director prior to the time an Interested Shareholder became such, (ii) was recommended or elected to fill a vacancy created by an increase in the size of the Board of Directors by a majority of the Disinterested Directors then in office, or (iii) was a successor of a Disinterested Director and was recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors then in office. Certain other provisions of the Articles and Bylaws which could have the effect of delaying or preventing a Change in Control of the Company are described above under the captions "Common Stock" and "Description of Capital Stock--Class A Preferred Stock."

     Certain Provisions of the PBCL. The Company is governed by the PBCL which includes the following: (i) provisions which prohibit certain business combinations (as defined in the PBCL) involving a corporation that has voting shares registered under the Securities Exchange Act of 1934, as amended, and an "interested shareholder" (generally defined to include a person who beneficially owns shares representing at least twenty percent of the votes that all shareholders would be entitled to cast in an election of directors of the corporation) unless certain conditions are satisfied or an exemption is applicable; (ii) provisions concerning a "control-share acquisition" in which the voting rights of certain shareholders of the corporation (specifically, a shareholder who acquires 20%, 33-1/3 or 50% or more of the voting power of the corporation ) are conditioned upon the consent of a majority vote at a meeting of the independent shareholders of the corporation after disclosure by such shareholder of certain information; (iii) provisions pursuant to which any profit realized by a "controlling person or group," generally defined as a 20% beneficial owner, from the disposition of any equity securities within twenty-four months prior to, and eighteen months succeeding, the acquisition of such control is recoverable by the corporation; (iv) provisions pursuant to which severance payments are to be made by the corporation to any eligible employee of a covered corporation whose employment is terminated, other than for willful misconduct, with ninety days before, or twenty-four months after, a control-share acquisition; (v) provisions pursuant to which any holder of voting shares of a registered corporation who objects to a "control transaction" (generally defined as the acquisition of voting shares by a person or group (the "controlling person or group") that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of the directors of the corporation) is entitled to make a written demand on the controlling person or group for payment of the fair value of the voting shares of the corporation held by the shareholder; (vi) a set of interrelated provisions which are designed to support the validity of actions taken by the Board of Directors in response to takeover bids, including specifically the Board's authority to "accept, reject or take no action" with respect to a takeover bid, and permitting the unfavorable disparate treatment of a takeover bidder, and (viii) provisions which allow the directors broad discretion in considering the best interests of the corporation, including a provision which permits the Board to consider various corporate interests including the short-term and long-term interests of the corporation and the resources, intent and conduct of any person seeking to acquire the corporation.